UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2009

BIOHEART, INC.

(Exact name of registrant as specified in its charter)
Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 31, 2009, Bioheart, Inc. (the “Company”) and BlueCrest Venture Finance Master Fund Limited (the “Lender”) entered into an Amendment to Loan and Security Agreement (the “Amendment”), amending that certain Loan and Security Agreement, dated as of May 31, 2007 (as amended from time to time, the “BlueCrest Agreement”).

The effect of the Amendment was (i) to confirm the number of warrants issued by the Company to the Lender and exercise prices for the warrants issued to the Lender, (ii) to confirm the outstanding principal balance of the loan owed to the Lender under the BlueCrest Agreement as $2,943,431.78 (the “Loan”), (iii) to confirm the repayment schedule for the Loan, and (iv) to confirm the granting of a security interest in favor of the Lender in all of the Company’s assets, including the granting of a security interest in the Company’s intellectual property, except for a certain “aggregation account” with the Bank of America and any payments from credit support providers to the Company under any of the loan guaranty agreements with the Bank of America, or in the Company’s payroll account.

The effectiveness of the Amendment is conditioned on (i) the Company’s payment to the Lender of a fee of $20,000, of which $10,000 is payable on or before January 15, 2010 and the remaining $10,000 is payable on or before January 31, 2010, (ii) the delivery by the Company to the Lender of an Amendment to the Security Agreement to cover the Company’s intellectual property, in a form and substance reasonably satisfactory to the Lender, (iii) the delivery by the Company to the Lender of an Amended and Restated Promissory Note and a Warrant in the form agreed, and (iv) the absence of any default in respect of the Loan.

A copy of the Amendment, the Amended and Restated Promissory Note and the Warrant are filed herewith as exhibits.

Item 9.01  Exhibits.

Exhibit Number                                                      Description
10.14	Amendment to Loan and Security Agreement, between the Company and the Lender, dated as of December 31, 2009.
10.15	Amended and Restated Promissory Note, dated December 31, 2009, by the Company to the Lender.
10.16	Warrant to Purchase 848,176 shares of the Company’s Common Stock, dated December 31, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2010

BIOHEART, INC.
By:	/s/ Karl E. Groth
Karl E. Groth
Chairman and Chief Executive Officer